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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of all our reports (and to all references to our Firm) included in or made a part of this Registration Statement.



                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

Denver, Colorado
October 10, 1996